Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-33056, 333-52346, and 333-98219 on Form S-8 of Edwards Lifesciences Corporation of our report dated June 25, 2014, relating to our audits of the financial statements and supplemental schedule of the Edwards Lifesciences Technology SARL Retirement Savings Plan, which appear in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ HEIN & ASSOCIATES LLP
Irvine, California

June 25, 2014